AMENDMENT NO. 2 TO

ADMINISTRATIVE SERVICES AGREEMENT

This Amendment No. 2 (the “Amendment”), dated as of March 1, 2025, to the Administrative Services Agreement (the “Agreement”), dated as of May 1, 2010, and as amended September 21, 2016, is by and between Columbia Acorn Trust (“CAT”), a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end diversified management investment company, and Columbia Wanger Asset Management, LLC (“CWAM”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

WHEREAS, the parties wish to modify Schedule A to update series of the Registrant and to modify Schedule C to restate the fee rates currently in effect;

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENT

1.1	Schedule A and Schedule C. Effective as of the date hereof, Schedule A and Schedule C to the Agreement shall be replaced with Schedule A and Schedule C hereto.

SECTION 2. MISCELLANEOUS

2.1.

Execution in Counterparts. This Amendment may be executed by the parties hereto in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

2.2.

Governing Law. This Amendment shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the Commonwealth of Massachusetts. Each party hereby submits to the exclusive jurisdiction of the courts of such state, and waives any objection to venue with respect to actions brought in such courts.

2.3.	Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

2.4.

Notice. This Amendment is executed by an officer of the Registrant, as an officer and not individually, and the obligations of this Amendment with respect to the Funds shall be binding upon the assets and properties of the Funds only and shall not be binding upon any of the trustees, officers, employees, agents or shareholders of the Funds individually.

(Signature Page Follows)

Schedule A

Series of CAT

As of March 1, 2025

Columbia Acorn Fund

Columbia Acorn International

Columbia Acorn International Select

Columbia Acorn European Fund

Columbia Thermostat Fund

Schedule C

As of March 1, 2025

Fund	Asset Tiers $M	Admin Rate
Columbia Acorn Fund	$0 - $500	0.050%
	$500 - $700	0.050%
	$700 - $1,000	0.050%
	$1,000 - $1,500	0.050%
	$1,500 - $3,000	0.050%
	$3,000 - $8,000	0.050%
	$8,000 - $16,000	0.040%
	$16,000 - $35,000	0.030%
	$35,000 - $45,000	0.025%
	>$45,000	0.015%
Columbia Acorn International	$0 - $500	0.050%
	$500 - $1,000	0.050%
	$1,000 - $3,000	0.050%
	$3,000 - $6,000	0.050%
	$6,000 - $8,000	0.50%
	$8,000 - $16,000	0.040%
	$16,000 - $35,000	0.030%
	$35,000 - $45,000	0.025%
	>$45,000	0.015%
Columbia Acorn International Select	$0 - $500	0.050%
	$500 - $1,000	0.050%
	$1,000 - $1,500	0.050%
	$1,500 - $3,000	0.050%
	$3,000 - $6,000	0.050%
	$6,000 - $8,000	0.050%
	$8,000 - $16,000	0.040%
	$16,000 - $35,000	0.030%
	$35,000 - $45,000	0.025%
	>$45,000	0.015%

Fund	Asset Tiers $M	Admin Rate
Columbia Acorn European Fund	$0 - $500	0.050%
	$500 - $8,000	0.050%
	$8,000 - $12,000	0.040%
	$12,000 - $16,000	0.040%
	$16,000 - $35,000	0.030%
	$35,000 - $45,000	0.025%
	>$45,000	0.015%
Columbia Thermostat Fund	$0 - $8,000	0.050%
	$8,000 - $16,000	0.040%
	$16,000 - $35,000	0.030%
	$35,000 - $45,000	0.0250%
	>$45,000	0.0150%

IN WITNESS THEREOF, the parties hereto have executed the foregoing Amendment as of February 28, 2025.

COLUMBIA ACORN TRUST

By:	/s/ Daniel J. Beckman
Name:	Daniel J. Beckman
Title:	President

COLUMBIA WANGER ASSET MANAGEMENT, LLC

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Senior Vice President and North America
Head of Operations & Investor Services